Consent and Amendment regarding the Strategic Alliance Agreement

This Consent and Amendment relates to the Strategic Alliance Agreement originally entered into by and among PHL VARIABLE INSURANCE COMPANY (“PHLVIC”), PHOENIX LIFE INSURANCE COMPANY, (“PLIC” and together with PHLVIC, “PHL Variable”), PHOENIX EQUITY PLANNING CORPORATION (“PEPCO” and, together with PHLVIC and PLIC, the “PHL Parties”), and INVESTORS CAPITAL CORPORATION (“ICC”)(the “Agreement”).

WHEREAS, PEPCO was named as principal underwriter for the GIE pursuant to the Agreement.

WHEREAS, 1851 Securities, Inc. an affiliate of PHL Variable, will be registered with the Financial Industry Regulatory Authority to act as the principal underwriter for the insurance products issued by PHLVIC and its insurance company affiliates that are registered with the Securities and Exchange Commission (the “Registered Products”), and, in such role, will act as principal underwriter for the GIE.

WHEREAS, ICC desires to accept the assignment of the rights, duties and obligations of PEPCO under the Agreement to 1851 Securities, Inc., and 1851 Securities, Inc. desires to accept such rights, duties and obligations.

NOW, THEREFORE, in consideration of the forgoing recitals and intending to be legally bound the Parties agree to amend the Agreement as follows:

1.	ICC hereby consents to the assignment of all duties and obligations imposed on PEPCO and all rights inuring to PEPCO under the Agreement to 1851 Securities, Inc.

2.	The consent provided by paragraph 1 above shall be effective on the later of June 30, 2010 or on such later date as 1851 Securities, Inc. receives all necessary regulatory approvals to serve as principal underwriter for the Registered Products and, in fact, begins to serve as principal underwriter for the Registered Products. The PHL Parties will provide ICC notice of the actual date on which 1851 Securities, Inc. begins to act as principal underwriter for the GIE; however, failure to provide any such notice shall not affect the consent given by ICC in this Consent and Amendment.

3.	As of the time it begins to act as principal underwriter for the GIE under paragraph 2 above, all references in the Agreement to PEPCO, shall be read to mean “1851 Securities, Inc.”

IN WITNESS WHEREOF, the Parties have caused this Consent and Amendment to be executed and delivered by their duly authorized partners and officers as of the date written.

Phoenix Life Insurance Company		PHL Variable Insurance Company

By:	/s/ Kathleen A. McGah	By:	/s/ Kathleen A. McGah
Name:	Kathleen A. McGah	Name:	Kathleen A. McGah
Title:	Vice President	Title:	Vice President
Date:	June 22, 2010	Date:	June 22, 2010

Phoenix Equity Planning Corporation

By:	/s/ Kathleen A. McGah
Name:	Kathleen A. McGah
Title:	Vice President
Date:	June 22, 2010

1851 Securities, Inc.

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President
Date:	June 22, 2010

Investors Capital Corporation

By:	/s/ Theodore E. Charles
Name:	Theodore E. Charles
Title:	Director
Date:	June 29, 2010

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